As filed with the Securities and Exchange Commission on July 15, 2015

Registration No. 333-203928

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

Amendment No. 1 to FORM F-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________

BOX SHIPS INC.
(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
Box Ships Inc. 15, Karamanli Avenue Voula, 16673 Athens, Greece + (30) (210) 8914 600 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1223 (Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1223 (telephone number) (212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Shares, par value $0.01 per share
Preferred Stock Purchase Rights (4)
Preferred Shares, par value $0.01 per share
Debt Securities(5)
Warrants(6)
Purchase Contracts(7)
Rights(8)
Units(9)
Total		$250,000,000	$0

(1)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $250,000,000. Also includes such indeterminate amount of debt securities, common shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II(C) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Box Ships Inc. pursuant to this registration statement exceed $250,000,000.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933 to be $29,050, which is equal to .0001162 multiplied by the proposed maximum aggregate offering price of $250,000,000. As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes unsold securities that had been previously registered and for which the registration fee had previously been paid. Accordingly, the amount of the registration fee to be paid is reduced by up to $47,759.72, the amount of the registration fee applied to such unsold securities.
(4)	Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.
(5)	If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $250,000,000.
(6)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $250,000,000.
(7)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $250,000,000.
(8)	There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $250,000,000.
(9)	There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $250,000,000. Units may consist of any combination of the securities offered by Box Ships Inc. registered hereunder.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered under registration statement No. 333-181076 (the "Prior Registration Statement"). In connection with the registration of the unsold securities on the Prior Registration Statement, the Registrant paid a registration fee of $47,759.72, which continues to be applied to such securities. Pursuant to Rule 415(a)(6), the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

PRELIMINARY PROSPECTUS

Subject to completion, dated July 15, 2015

$250,000,000

Common Shares, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts, Rights and Units

  BOX SHIPS INC.

Through this prospectus, we may periodically offer:

(1) our common shares, including related preferred stock purchase rights;

(2) our preferred shares;

(3) our debt securities;

(4) our warrants;

(5) our purchase contracts;

(6) our rights; and

(7) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The aggregate offering price of all securities issued under this prospectus may not exceed $250,000,000.  The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are listed on the New York Stock Exchange under the symbol "TEU".

An investment in these securities involves risks.  See the section entitled "Risk Factors" beginning on page 3 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

The aggregate market value of our outstanding common stock held by non-affiliates is $24,118,006.76, based on 31,230,715 shares of common stock outstanding, of which 25,657,454 are held by non-affiliates, and a closing price on the New York Stock Exchange of $0.94 on July 14, 2015. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2015

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	7
RATIO OF EARNINGS TO FIXED CHARGES	9
USE OF PROCEEDS	10
CAPITALIZATION	11
DILUTION	12
PER SHARE MARKET PRICE INFORMATION	13
ENFORCEABILITY OF CIVIL LIABILITIES	14
PLAN OF DISTRIBUTION	15
DESCRIPTION OF CAPITAL STOCK	17
DESCRIPTION OF DEBT SECURITIES	27
DESCRIPTION OF WARRANTS	36
DESCRIPTION OF PURCHASE CONTRACTS	37
DESCRIPTION OF RIGHTS	38
DESCRIPTION OF UNITS	39
EXPENSES	40
LEGAL MATTERS	40
EXPERTS	40
WHERE YOU CAN FIND ADDITIONAL INFORMATION	40

i

Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to, and amounts presented in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell the common shares (including the related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000.  This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled "Where You Can Find Additional Information."

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Unless we specify otherwise, when used in this prospectus the terms the "Company," "we," "our" and "us" refer to Box Ships Inc. and its subsidiaries. References to our "Managers" refer to Allseas Marine S.A., or Allseas, and Seacommercial Shipping Services S.A., or Seacommercial, companies controlled by our Chairman, President, Chief Executive Officer and Interim Chief Financial Officer, Mr. Michael Bodouroglou, which are responsible for the commercial and technical management functions for our fleet. In addition, Allseas provides administrative, executive, accounting and financial reporting services to the Company.

We use the term "TEU" in describing the size of containerships. TEU is a standard measure of a containership's cargo-carrying capacity and refers to the space occupied by a container having the International Organization for Standardization's standard external dimensions, the length of which is 20 feet, the height of which is 8.5 feet and the width of which is 8.0 feet.

Our Company

We are an international shipping company engaged in the seaborne transportation of containers worldwide. We are focused on pursuing growth opportunities in the container shipping industry by leveraging the reputation, expertise and relationships of our management team and our Managers in identifying attractive vessel acquisition opportunities and maintaining cost-competitive, efficient operations.

As of the date of this prospectus, our fleet was comprised of nine containerships with a TEU weighted average age of 10.5 years, a total capacity of 43,925 TEU and a weighted average remaining charter duration of 7 months (weighted by aggregate contracted charter hire).

We operate through a number of wholly-owned vessel-owning subsidiaries incorporated in the Republic of Liberia, the Republic of the Marshall Islands and Hong Kong. Allseas Marine S.A. and Seacommercial Shipping Services S.A., companies controlled by our Chairman, President, Chief Executive Officer and Interim Chief Financial Officer, Mr. Michael Bodouroglou, provide the commercial and technical management services for all of the vessels in our fleet.

Our Fleet

The following table presents certain information concerning our fleet as of the date of this prospectus:

Vessel	Year Built	TEU	Charterer	Remaining Time Charter Term (1)	Expiration of Charter
Maule	2010	6,589	Hapag Lloyd	9 months (2)	April 2016
Box Hong Kong	1995	5,344	MSC	12 months (3)	June 2016
Box China	1996	5,344	MSC	12 months (3)	July 2016
Box Emma	2004	5,060	CMA CGM	7 months (4, 5)	February 2016
CMA CGM Kingfish	2007	5,095	CMA CGM	1 month (4, 6)	August 2015
CMA CGM Marlin	2007	5,095	CMA CGM	1 month (4, 6)	August 2015
Box Voyager	2010	3,426	CNC	8 months (4, 7)	March 2016
Box Trader	2010	3,426	Hapag Lloyd	10 days (8)	July 2015
Box Queen	2006	4,546	CMA CGM	3 months (9)	October 2015
TEU-weighted average Fleet age / Total Fleet Capacity	10.5 Years	43,925

(1)	Based on the earliest redelivery date.

(2)
Effective April 10, 2015, all rights and obligations under the charter were novated to Hapag Lloyd AG. All other terms remain unchanged. The charterer has the option to increase or decrease the term of the charter by 30 days. The charterer also has the option to purchase the vessel upon expiration of the charter, provided the option is exercised at least six months prior to the expiration of the term of the charter, for a purchase price of $57.0 million, less a 0.5% purchase commission payable to parties unaffiliated with us.

(3)	The employment is for a period of twelve to sixteen months and commenced end of June 2015 / beginning of July 2015
(4)	The charterer has the option to increase or decrease the term of the charter by 30 days.
(5)	The employment is for a period of twelve months and commenced in March 2015.
(6)	The employment was extended for a period of twelve months and commenced in September 2014.
(7)	The employment was extended for a period of twelve months and commenced in March 2015.
(8)	The vessel is expected to be redelivered from her charterer on or about July 25, 2015.
(9)	The employment was extended until October 2015 and commenced in June 2015.

Management of Our Fleet

Allseas, a Liberian corporation based in Athens, Greece, was formed in 2000 as a ship management company by our Chairman, President, Chief Executive Officer and Interim Chief Financial Officer, Mr. Michael Bodouroglou and provides commercial and technical management services for our fleet, pursuant to long-term management agreements between Allseas and each of our vessel-owning subsidiaries. Effective January 2, 2015, we and Allseas mutually agreed to terminate a portion of the services that were provided by Allseas under the terms of the original management agreements, which were taken over by Seacommercial on substantially the same terms. Seacommercial, a Liberian corporation based in Athens, Greece, also controlled by our Chairman, President, Chief Executive Officer and Interim Chief Financial Officer, Mr. Michael Bodouroglou, will provide sale & purchase and charter brokerage services for our fleet. Allseas will still be responsible for commercial management of our vessels, which includes, among other things, operations and freight collection services, obtaining insurance and finance and accounting functions. Technical management services include, among other things, arranging for and managing crews, vessel maintenance, dry-docking, repairs, insurance, maintaining regulatory and classification society compliance and providing technical support. Allseas also provides commercial and technical management services for Paragon Shipping's fleet.

We believe Allseas has established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety and that our business benefits through access to the expertise and resources of Allseas.

For information regarding the agreements with Allseas and Seacommercial discussed above, see "Item 7. Major Shareholders and Related Party Transactions—B. Related party transactions" of our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on March 23, 2015 and incorporated by reference herein.

Chartering of Our Fleet

Our chartering policy is to employ our vessels and any vessels we may acquire in the future on short- to medium-term time charters of one to five years in order to take advantage of stable cash flows and high utilization rates while preserving the flexibility to later capitalize on potentially rising charter rates with longer terms. However, we may opportunistically enter into attractive longer-term charters or short-term time charters with durations of less than one year or, under certain circumstances, our vessels may operate on the spot market. As of the date of this prospectus, all nine vessels in our fleet are employed under fixed rate time charters with an average remaining duration of 7 months (weighted by aggregate contracted charter hire). The scheduled expirations of the time charters under which all of our vessels are employed range from 10 days to 12 months. We intend to continue to charter our vessels to a diversified portfolio of leading liner charterers with staggered re-delivery dates in accordance with our market outlook.

We actively monitor charter rates and vessel operating expenses, as well as the cost of laying-up vessels, in order to selectively employ vessels as market conditions warrant. In market conditions where charter rates may or may not cover the operating costs of a vessel, we may choose to lay-up the vessel with the aim of extending the useful life of the vessel and securing more favorable charter rates when vessel supply and demand are more in balance within the containership market.

Recent Developments

On March 24, 2015, our Board of Directors appointed Mr. Michael Bodouroglou, our Chairman, President and Chief Executive Officer, to act as our Interim Chief Financial Officer following the departure of Mr. Robert Perri, our former Chief Financial Officer.

On May 19, 2015, we entered into an amended and restated accounting agreement with Allseas, pursuant to which the duration of the agreement was converted from the fixed term of one year to indefinite unless terminated in accordance with the provisions of the agreement. The fees under the amended and restated accounting agreement remained unchanged. Our obligations under the amended and restated agreement will immediately cease, and Allseas will not be entitled to any further payments of any kind, in the event Allseas ceases to be the manager of our fleet or if Allseas' engagement is terminated by us for Cause (as defined in the agreement) or voluntarily by Allseas other than for Good Reason (as defined in the agreement). In the event Allseas engagement is terminated by us without Cause or by Allseas for Good Reason or by either party following the occurrence of a Change in Control (as defined in the agreement), Allseas will be entitled to receive its fee through the Termination Date (as defined in the agreement). In addition, Allseas will be entitled to receive, on the date of such termination, compensation equal to three years' annual Financial Accounting Services Fee and Financial Reporting Fee then applicable.

On May 19, 2015, we entered into an amended and restated executive services agreement with Allseas, pursuant to which the duration of the agreement was converted from the fixed term of five years to indefinite unless terminated in accordance with the provisions of the agreement. The fees under the amended and restated executive services agreement remained unchanged. Our obligations under the amended and restated agreement will immediately cease, and Allseas will not be entitled to any further payments of any kind, in the event Allseas engagement is terminated by us for Cause (as defined in the agreement) or by Allseas other than for Good Reason (as defined in the agreement). In the event Allseas' engagement is terminated by us without Cause or by Allseas for Good Reason or by either party following the occurrence of a Change in Control (as defined in the agreement), Allseas will be entitled to receive its fee through the Termination Date (as defined in the agreement). In addition, Allseas will be entitled to receive, on the date of such termination, (i) compensation equal to three years annual Executive Services Fee then applicable, and (ii) 3,000,000 fully vested shares of our common stock, issued for no consideration on the date of termination.

On June 25, 2015, we entered into a supplemental loan agreement with ABN AMRO Bank N.V., to extend the secured loan facility dated June 27, 2012 until July 2017 and to re-schedule payment of the then outstanding loan amount of $11,250,000, which was due for payment in July 2015. Under the terms of the supplemental agreement, the loan outstanding balance is repayable in one installment of $1,250,000, which was paid on July 2, 2015, followed by eight consecutive quarterly installments of $250,000, plus a balloon payment of $8,000,000, payable together with the last installment in July 2017. On the same date, we entered into a supplemental agreement with ABN AMRO Bank N.V., in relation to the syndicated facility dated May 6, 2011. Under the terms of the supplemental agreements, certain financial, other covenants, undertakings and securities were temporarily amended, for the period commencing on June 30, 2015 and ending on June 29, 2016 ("Third Waiver Period"). During the Third Waiver Period, we may pay dividends or make any other form of distribution in each financial quarter in an amount of up $0.05 per common share outstanding.

Corporate Structure

Box Ships Inc. is a company organized under the laws of the Republic of the Marshall Islands on May 19, 2010 as a wholly-owned subsidiary of Paragon Shipping.  We completed our Initial Public Offering on April 19, 2011.  The address of our principal executive offices is 15, Karamanli Avenue, 16673, Voula, Greece. Our telephone number at that address is +30 (210) 891-4600. We maintain a website at www.box-ships.com. Information contained on our website does not constitute part of this prospectus.

We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands, the Republic of Liberia and Hong Kong.

The Securities We May Offer

We may use this prospectus to offer up to $250,000,000 of our:

•	common shares, including the related preferred stock purchase rights;

•	preferred shares;

•	debt securities;

•	warrants;

•	purchase contracts;

•	rights; and

•	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth below and the discussion of risks under the heading "Item 3. Key Information—D. Risk factors" in our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on March 23, 2015, and the other documents we have incorporated by reference in this prospectus, including the section entitled "Item 3. Key Information—D. Risk factors" in future Annual Reports that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

If the share price of our common shares fluctuates after this offering, you could lose a significant part of your investment.

Our common shares commenced trading on the New York Stock Exchange in April 2011. We cannot assure you that an active or liquid public market for our common shares will continue. Since 2008, the stock market has experienced extreme price and volume fluctuations. If the volatility in the market continues or worsens, it could have an adverse effect on the market price of our common shares and impact a potential sale price if holders of our common shares decide to sell their shares.

The market price of our common shares may be influenced by many factors, many of which are beyond our control, including those described above in "Item 3. Key Information—D. Risk factors" in our Annual Report on Form 20-F for the year ended December 31, 2014 and the following:

•	the failure of securities analysts to publish research about us after this offering, or analysts making changes in their financial estimates;

•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;

•	variations in quarterly operating results;

•	general economic conditions;

•	terrorist or piracy acts;

•	future sales of our common shares or other securities; and

•	investors' perception of us and the international containership sector.

On December 2, 2014, we received notice from the NYSE indicating that we were no longer in compliance with the NYSE's continuing listing standards because the average closing price of our common stock over a consecutive 30-day trading period was below $1.00. Among other cure provisions no longer available to us, if we determined we must take action requiring approval of our shareholders in order to cure the price condition (as would be the case for effectuating a reverse stock split), NYSE rules permit us under certain circumstances to obtain such shareholder approval not later than our next annual meeting of shareholders, which we expect to occur in October 2015. We have notified the NYSE that we intend to pursue shareholder approval to cure the price deficiency and that we will seek such approval at our next annual general meeting of shareholders. Until then, we expect that our common stock will continue to be listed and trade on the NYSE.

However, if we do not regain compliance with the NYSE's continued listing standards and delist from the NYSE and our common shares are not subsequently listed and registered on another national securities exchange, we will be unable to meet certain transaction requirements that would effectively prevent us from offering and selling additional common shares under this registration statement.

As a result of these and other factors, investors in our common shares may not be able to resell their shares in the future at the price that they paid for them, or at all. These broad market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.

We may issue additional common shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common shares.

As of the date of this prospectus, we have outstanding warrants to purchase up to 1,333,333 shares of our common stock, all of which are held by Neige International, exercisable at any time on or prior to June 30, 2017 at a price of $7.74 per share, 916,333 Series C Preferred Shares and 6,147,500 warrants to purchase up to 2,459,000 shares of common stock, 500,000 of which are held by Neige International, exercisable at any time on or prior to April 10, 2019 at a price of $2.65 per share. Upon the occurrence of certain change of control events, holders of our outstanding Series C Preferred Shares will have the right, subject to our election to redeem the Series C Preferred Shares in whole or part, to convert some or all of the Series C Preferred Shares held by such holder into a number of our common shares, as discussed in the section entitled "Description of Registrant's Securities to be Registered" of our registration statement on Form 8-A filed with the SEC on July 26, 2013.

In order to fund further growth of our fleet, we may have to incur additional indebtedness and/or sell additional equity securities. Future issuances of our common stock, directly or indirectly through convertible or exchangeable securities, options, warrants or rights, will generally dilute the ownership interests of holders of our existing common stock, including their relative voting rights, and could require substantially more cash to maintain the then existing level, if any, of our dividend payments to holders of our common stock, as to which no assurance can be given. Subject to the rules of the New York Stock Exchange, or the NYSE, that are applicable to us, we may issue additional shares of common stock, and other equity securities of equal or senior rank, without shareholder approval, in a number of circumstances from time to time. Additional series or classes of preferred shares, if issued, will generally have a preference on dividend payments, which could prohibit or otherwise reduce our ability to pay dividends to holders of our common stock in amounts anticipated or at all. Any additional debt we incur will be senior in all respects to our common stock, will generally include financial and operating covenants with which we must comply and will include acceleration provisions upon defaults thereunder, including our failure to make any debt service payments, and possibly under other debt arrangements. Because our decision to issue additional equity securities or incur additional debt in the future will depend on a variety of factors, including market conditions and other matters that are beyond our control, we cannot predict or estimate the timing, amount or form of our capital raising activities in the future. Future sales or other issuances of a substantial number of shares of common stock or other securities in the public market or otherwise, or the perception that these sales could occur, may depress the market price for our common stock. These sales or issuances could also impair our ability to raise additional capital through the sale of our equity securities in the future.

In addition, in connection with the closing of our initial public offering, we entered into a registration rights agreement with Neige International, as nominee for Proplous Navigation S.A., or Proplous Navigation, a company also controlled by our Chairman, President and Chief Executive Officer, pursuant to which Neige International and its affiliates or transferees are entitled to cause us to register under the Securities Act for resale in the public market shares of our common stock that it received in connection with the closing of the initial public offering. Further, we have entered into a second registration rights agreement with Neige International, pursuant to which Neige International has the right, subject to certain restrictions, to require us to register under the Securities Act the warrants and common stock issuable upon exercise of the warrants issued to Neige International.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes "forward-looking statements," as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "projects," "likely," "will," "would," "could" and similar expressions or phrases may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Forward-looking statements include, but are not limited to, such matters as:

•	our future financial condition or results of operations and future revenues and expenses;
•	our ability to identify and acquire additional containerships;
•	general market conditions and shipping market trends, including charter rates and factors affecting supply and demand;
•	our ability to repay our debt and obtain additional financing;
•	expected compliance with financing agreements and the expected effect of restrictive covenants in such agreements;
•	planned capital expenditures and the ability to fund capital expenditures from external financing sources;
•	our expectations of our ability to pay dividends on our common stock;
•	the need to establish reserves that would reduce dividends on our stock;
•	future supply of, and demand for, products suitable for shipping in containers;
•	our charterers' performance of their obligations under our time charters;
•	changes in the supply and demand of containerships, including newbuilding vessels or lower than anticipated scrapping of older vessels;
•	changes in rules and regulations applicable to the container shipping industry, including, without limitation, legislation adopted by international organizations or by individual countries and actions taken by regulatory authorities;
•	increases in costs and expenses including but not limited to: crew wages, insurance, provisions, lube oil, bunkers, repairs, maintenance and general and administrative expenses;
•	the adequacy of our insurance arrangements;
•	changes in general domestic and international political conditions;
•	changes in the condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated dry-docking or maintenance and repair costs) and unanticipated dry-dock expenditures;
•	the ability to leverage the relationships and reputations of Allseas Marine S.A. and Seacommercial Shipping Services S.A. in the shipping industry;
•	the ability to maximize the use of vessels;
•	operating expenses, availability of crew, number of off-hire days, dry-docking requirements and insurance costs;
•	the ability to compete successfully for future chartering and newbuilding opportunities;
•	the expenses under service agreements with affiliates;
•	the anticipated taxation of our company and distributions to our shareholders;
•	the expected life span of our vessels;
•	customers' increasing emphasis on environmental and safety concerns;
•	anticipated funds for liquidity needs and the sufficiency of cash flows; and
•	our business strategy and other plans and objectives for future operations.

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

See the section entitled "Risk Factors," beginning on page 3 of this prospectus for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our unaudited ratios of (a) earnings to fixed charges and (b) earnings to combined fixed charges and preference dividends for each of the preceding five fiscal years.

	For the year ended December 31,
	2014		2013		2012		2011		2010 (1)
Earnings:
Net income / (loss)	2,623,515		15,307,658		13,176,164		12,953,386		(3,822)
Add: Fixed charges	6,617,861		7,811,265		8,301,591		4,548,382		-

Total earnings / (loss)	9,241,376		23,118,923		21,477,755		17,501,768		(3,822)

Fixed Charges:
Interest expense	5,621,298		7,007,565		7,548,903		4,104,333		-
Amortization and write-off of capitalized expenses relating to indebtedness	996,563		803,700		752,688		444,049		-
Total Fixed Charges	6,617,861		7,811,265		8,301,591		4,548,382		-

Preference Dividends	2,061,749		3,875,159		3,001,027		-		-

Ratio of Earnings to Fixed Charges (2)	1.4	x	3.0	x	2.6	x	3.8	x

Ratio of Earnings to Combined Fixed Charges and Preference Dividends (2)	1.1	x	2.0	x	1.9	x	3.8	x

Dollar amount of the coverage deficiency	-		-		-		-		$3,822

___________________
(1) For the period from May 19, 2010 (Inception) to December 31, 2010.

(2) For purposes of calculating the above ratios:

•	"earnings" consist of pre-tax income from continuing operations prepared under GAAP plus fixed charges;
•	"fixed charges" represent interest incurred and amortization of deferred financing costs; and
•	"preference dividends" refers to the amount of earnings that is required to pay the cash dividends on outstanding preference securities. It also includes the redemption of preferred stock.

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION

Each prospectus supplement will include information on our consolidated capitalization.

DILUTION

Information about the amount by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

PER SHARE MARKET PRICE INFORMATION

Our common shares commenced trading on the New York Stock Exchange under the symbol "TEU" on April 14, 2011.

The table below sets forth the low and high closing prices for each of the periods indicated for our common stock.

For the Fiscal Year Ended	Low	High
December 31, 2012	$4.01	$9.74
December 31, 2013	$2.86	$6.17
December 31, 2014	$0.67	$3.32

For the Quarter Ended	Low	High
June 30, 2013	$3.64	$4.84
September 30, 2013	$3.54	$4.61
December 31, 2013	$2.86	$4.12
March 31, 2014	$2.30	$3.32
June 30, 2014	$1.42	$2.47
September 30, 2014	$1.19	$1.54
December 31, 2014	$0.67	$1.25
March 31, 2015	$0.73	$0.99
June 30, 2015	$0.84	$1.06

For the Month	Low	High
January 2015	$0.73	$0.92
February 2015	$0.83	$0.99
March 2015	$0.77	$0.90
April 2015	$0.84	$1.06
May 2015	$0.89	$0.96
June 2015	$0.94	$1.05
July 1, 2015 to July 14, 2015	$0.94	$1.00

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States, in Greece. Some of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and our major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this registration statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated by the SEC under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

For purposes of the description of the Company's capital stock below, references to "us," "we" and "our" refer only to Box Ships Inc. and not any of our subsidiaries.

Authorized Capitalization

Our Amended and Restated Articles of Incorporation provide for shares of common stock, which each have one vote per share. As of the date of this prospectus, our authorized capital stock consisted of 500,000,000 registered shares, of which:

•	475,000,000 shares are designated as common stock, par value $0.01 per share;
•	25,000,000 shares are designated as preferred shares, par value $0.01 per share, of which 1,000,000 shares are designated Series A Participating Preferred Stock which is issuable upon exercise of the preferred stock purchase rights attached to our common stock in accordance with the terms of our stockholders rights agreement, 2,500,000 shares are designated as Series B Preferred Shares, 2,500,000 shares are designated as Series B-1 Preferred Shares and 2,500,000 shares are designated as Series C Preferred Shares.

All of our shares of stock are in registered form. As of December 31, 2014, we had issued and outstanding 31,130,715 common shares, warrants to purchase an additional 3,792,333 shares of our common stock and 916,333 Series C Preferred Shares.  In addition, as of the date of this prospectus, we have reserved for issuance an additional 555,000 shares of common stock under our 2011 Equity Incentive Plan.

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws have been filed as exhibits 1.1 and 1.2, respectively, to our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on March 16, 2012. For a description of the outstanding warrants to purchase shares our common stock, see the sections entitled "Description of Capital Stock" in the Final Prospectus Supplement on Form 424B5 filed with the SEC on October 4, 2013, and "Description of Neige International Warrants under the Private Offering" in our Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed with the SEC on March 23, 2015. The information contained in the aforementioned exhibits is incorporated by reference herein.

Share History

On January 2, 2012, we granted under our 2011 Equity Incentive Plan 2,000 shares of our restricted common stock to our former Chief Financial Officer, Mr. Robert Perri, and an aggregate of 6,000 shares of our restricted common stock to certain employees of Allseas, with such restricted shares being valued at $8.66 per share. All such restricted shares vested ratably in annual installments over a three-year period commencing on December 31, 2012.

On February 3, 2012, we granted under our 2011 Equity Incentive Plan 1,000 shares of our restricted common stock to certain employees of Allseas, with such restricted shares being valued at $8.275 per share. All such restricted shares vested ratably in annual installments over a three-year period commencing on December 31, 2012.

On June 12, 2012, we completed the Private Offering to Neige International, a company controlled by our Chairman, President and Chief Executive Officer, whereby we issued and sold to Neige International 1,333,333 units, each unit consisting of one of our Series B Preferred Shares, and one warrant to purchase one share of our common stock at an exercise price of $7.74 per share at any time on or prior to June 30, 2017, at an offering price of $28.875 per unit, which resulted in gross proceeds to us of approximately $38.5 million.

On July 18, 2012, we consummated the public offering of 4,285,715 shares of our common stock at a public offering price of $7.00 per share, resulting in net proceeds of approximately $28.0 million, after deducting underwriters' discounts and commissions and offering expenses payable by us. Neige International, a company controlled by our Chairman, President and Chief Executive Officer, purchased an aggregate of 111,428 shares of common stock in the offering at the public offering price.

Also on July 18, 2012, immediately following the closing of the public offering discussed above, we used a portion of the net proceeds of the public offering to redeem 692,641 of the Series B Preferred Shares issued to Neige International in the Private Offering at a price equal to the liquidation preference of $30.00 per share, plus accrued and unpaid dividends, and exchanged the remaining outstanding Series B Preferred Shares held by Neige International, on a one-for-one basis, with Series B-1 Preferred Shares.  The Series B-1 Preferred Shares are identical to the Series B Preferred Shares in all material respects except they have a conversion right, pursuant to which we have the right, at our sole option, to convert, in whole or in part at any time from time to time, any outstanding Series B-1 Preferred Shares into shares of our common stock. The number of shares of common stock into which Series B-1 Preferred Shares may be converted is the number of shares of common stock having an aggregate Adjusted Market Price (as defined below) equal to the $30.00 liquidation preference of the Series B-1 Preferred Shares, plus any applicable redemption premium. The Adjusted Market Price of the common shares will be equal to the closing price of our common stock on the New York Stock Exchange, or such other national securities exchange on which our common shares are then traded, on the record date of the conversion, less 10%.

On November 14, 2012, we granted under our 2011 Equity Incentive Plan 300,000 shares of our restricted common stock to Mr. Bodouroglou and 5,000 shares of our restricted common stock to each of our non-executive directors, with such restricted shares being valued at $5.345 per share. All such restricted shares vested ratably in annual installments over a two-year period commencing on December 31, 2013.

On February 4, 2013, we granted under our 2011 Equity Incentive Plan 3,000 shares of our restricted common stock to our former Chief Financial Officer, Mr. Robert Perri, and an aggregate of 31,000 shares of our restricted common stock to certain employees of Allseas, with such restricted shares being valued at $6.11 per share. All such restricted shares vested ratably in annual installments over a two-year period commencing on December 31, 2013.

On March 18, 2013, we consummated the public offering of 4,000,000 shares of our common stock at a public offering price of $5.25 per share, resulting in net proceeds of approximately $19.9 million, after deducting underwriters' discounts and commissions and offering expenses paid by us. Neige International, a company controlled by our Chairman, President and Chief Executive Officer, purchased an aggregate of 400,000 shares of common stock in the offering at the public offering price.

On July 29, 2013, we consummated the public offering of 558,333 shares of our Series C Preferred Shares at a public offering price of $24.00 per share, resulting in net proceeds of approximately $12.6 million, after deducting underwriters' discounts and commissions and offering expenses paid by us. Neige International, a company controlled by our Chairman, President and Chief Executive Officer, purchased an aggregate of 208,333 Series C Preferred Shares in the offering at the public offering price. Concurrently with the closing of the public offering of Series C Preferred Shares, we used the net proceeds from the offering and approximately $7.1 million of our cash reserves to redeem and retire all of our outstanding Series B-1 Preferred Shares.

On October 9, 2013, we completed a follow-on public offering of 340,000 of our Series C Preferred Shares at a public offering price of $24.00 per share and in November 2013, we completed the sale of 18,000 Series C Preferred Shares at the offering price of $24.00 per share, through the exercise of the underwriters' over-allotment option, which resulted in net proceeds of $7.9 million in the aggregate.

On November 22, 2013, we granted under our 2011 Equity Incentive Plan 300,000 shares of our restricted common stock to Mr. Bodouroglou and 5,000 shares of our restricted common stock to each of our non-executive directors, with such restricted shares being valued at $3.175 per share. All such restricted shares will vest ratably in annual installments over a two-year period commencing on December 31, 2014.

On December 19, 2013, we granted under our 2011 Equity Incentive Plan an aggregate of 15,000 shares of our restricted common stock to our former Chief Financial Officer, Mr. Robert Perri, and our Chief Operating Officer, Mr. George Skrimizeas, and 1,000 shares of our restricted common stock to certain employees of Allseas, with such restricted shares being valued at $2.91 per share. All such restricted shares will vest ratably in annual installments over a two-year period commencing on December 31, 2014.

On April 15, 2014, we completed the public offering of 5,000,000 Units at a public offering price of $2.05 per Unit. Neige International, in a concurrent private placement, purchased directly from us 500,000 Units at the public offering price. Additionally, a portion of the over-allotment option was exercised for 647,500 warrants at a price of $0.01 per warrant. The warrants have an exercise price of $2.65 per share and are exercisable immediately upon issuance, and will expire on April 10, 2019. The proceeds from the offering and the concurrent private placement, after underwriting discounts and commissions were $10.6 million.

On November 10, 2014, we granted under our 2011 Equity Incentive Plan 300,000 shares of our restricted common stock to Mr. Bodouroglou and 10,000 shares of our restricted common stock to each of our non-executive directors, with such restricted shares being valued at $0.91 per share. All such restricted shares will vest ratably in annual installments over a two-year period commencing on December 31, 2015.

On February 26, 2015, we granted under our 2011 Equity Incentive Plan 70,000 shares of our restricted common stock to certain employees of our Managers, with such restricted shares being valued at $0.845 per share. All such restricted shares will vest ratably in annual installments over a two-year period commencing on December 31, 2015.

On March 17, 2015, we granted under our 2011 Equity Incentive Plan 30,000 shares of our restricted common stock to our executive officers, with such restricted shares being valued at $0.835 per share. All such restricted shares will vest ratably in annual installments over a two-year period commencing on December 31, 2015.

Our Articles of Incorporation and Bylaws

Our purpose, as is stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or BCA. Our amended and restated articles of incorporation and amended and restated bylaws do not impose any limitations on the ownership rights of our shareholders.

Description of Common Shares

Voting Rights

Generally, Marshall Islands law provides that the holders of a class of stock are entitled to a separate class vote on any proposed amendment to our amended and restated articles of incorporation that would change the aggregate number of authorized shares or the par value of that class of shares or alter or change the powers, preferences or special rights of that class so as to affect it adversely.

Holders of shares of our common shares have identical rights entitling the holder to one vote per share.

Dividends

Marshall Islands law generally prohibits the payment of a dividend when a company is insolvent or would be rendered insolvent by the payment of such a dividend or when the declaration or payment would be contrary to any restrictions contained in the company's articles of incorporation. Dividends may be declared and paid out of surplus only, but if there is no surplus, dividends may be declared or paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.

Subject to preferences that may apply to any preferred shares outstanding at the time, the holders of our common shares are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends. In the event a stock dividend is paid, the holders of our common shares will receive common shares, or rights to acquire common shares, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of our common shares will be entitled to share equally in all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred shares.

Conversion

Our common shares are not convertible into any other shares of our capital stock.

Other Rights

Holders of our common shares do not have redemption or preemptive rights to subscribe for any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares that we may issue in the future.

Description of Preferred Shares

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

The Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock has been filed as Exhibit 1.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on March 16, 2012.  In addition, our Statement of Designation of the Rights, Preferences and Privileges of 9.75% Series B Cumulative Redeemable Perpetual Preferred Shares has been filed as Exhibit 2 to our Report on Form 6-K, filed with the SEC on June 12, 2012 and our Statement of Designation of the Rights, Preferences and Privileges of 9.75% Series B-1 Cumulative Redeemable Perpetual Preferred Shares has been filed as Exhibit 3.1 to our Report on Form 6-K, filed with the SEC on July 17, 2012. For a description of our Series C Preferred Shares, please see the section entitled "Description of Registrant's Securities to be Registered" of our registration statement on Form 8-A filed with the SEC on July 26, 2013.  The information contained in the aforementioned exhibits is incorporated by reference herein.

Directors

Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting. Our amended and restated articles of incorporation provide that our board of directors must consist of at least three members, with the exact number to be fixed by a vote of at least two-thirds of the entire board of directors. Directors are elected annually on a staggered basis, whereby each director is divided into one of three classes, which shall be as nearly equal in number as possible. Each director shall serve for a three-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Shareholder Meetings

Under our amended and restated bylaws, annual meetings of shareholders are held at a time and place selected by our board of directors. The meetings may be held in or outside of the Republic of the Marshall Islands. Special meetings may be called at any time by a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. One or more shareholders representing at least one-third of the total voting rights of our total issued and outstanding shares present in person or by proxy at a shareholder meeting shall constitute a quorum for the purposes of the meeting.

Dissenters' Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for the shareholder's shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.

Shareholders' Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Director Liability and Indemnification of Directors and Officers

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our amended and restated articles of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also authorize us to advance certain expenses (including attorneys' fees and disbursements and court costs) to our directors and officers and to carry directors' and officers' insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

There is currently no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is being sought.

Anti-Takeover Effect of Certain Provisions of Our Articles of Incorporation and Bylaws

Several provisions of our amended and restated articles of incorporation and amended and restated bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of "blank check" preferred stock. Our board of directors could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of our common shares. The issuance of preferred shares, of which 1,000,000 shares is designated Series A Participating Preferred Shares in connection with our adoption of a Stockholders Rights Agreement described under "—Stockholders Rights Agreement", while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and might harm the market price of our common shares.

Classified Board of Directors

Our amended and restated articles of incorporation provide that our board of directors serve staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause upon the affirmative vote of not less than two-thirds of the outstanding shares of the capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated bylaws provide that, subject to certain limited exceptions, only the chairman of the board of directors, a majority of the board of directors or any officer of the Company who is also a director may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting of shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year's annual meeting of shareholders. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Business combinations

Although the BCA does not contain specific provisions regarding "business combinations" between companies organized under the laws of the Marshall Islands and "interested shareholders," we have included these provisions in our amended and restated articles of incorporation. Specifically, our amended and restated articles of incorporation prohibit us from engaging in a "business combination" with certain persons for three years following the date the person becomes an interested shareholder. Interested shareholders generally include:

•	any person who is the beneficial owner of 15% or more of our outstanding voting stock; or

•	any person who is our affiliate or associate, other than Paragon Shipping, Mr. Bodouroglou and any entity controlled by Michael Bodouroglou, and who held 15% or more of our outstanding voting stock at any time within three years before the date on which the person's status as an interested shareholder is determined, and the affiliates and associates of such person, provided, however, that the term "interested shareholder" will not include any person whose ownership of shares in excess of the 15% limitation is the result of action taken solely by us; provided that such person shall be an interested shareholder if thereafter such person acquires additional shares of our voting shares, except as a result of further action by us not caused, directly or indirectly, by such person.

Subject to certain exceptions, a business combination includes, among other things:

•	certain mergers or consolidations of us or any direct or indirect majority-owned subsidiary of ours;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or of any subsidiary of ours having an aggregate market value equal to 10% or more of either the aggregate market value of all of our assets, determined on a combined basis, or the aggregate value of all of our outstanding stock;

•	certain transactions that result in the issuance or transfer by us of any stock of ours to the interested shareholder;

•	any transaction involving us or any of our subsidiaries that has the effect of increasing the proportionate share of any class or series of stock, or securities convertible into any class or series of stock, of ours or any such subsidiary that is owned directly or indirectly by the interested shareholder or any affiliate or associate of the interested shareholder; and

•	any receipt by the interested shareholder of the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

These provisions of our amended and restated articles of incorporation do not apply to a business combination if:

•	before a person became an interested shareholder, our board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;

•	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares;

•	at or following the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock that is not owned by the interest shareholder;

•	the shareholder was or became an interested shareholder prior to the closing of our Initial Public Offering;

•	a shareholder became an interested shareholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the shareholder ceased to be an interested shareholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between us and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

•	the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under our amended and restated articles of incorporation which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the board; and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than one) who were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

(i)           a merger or consolidation of us (except for a merger in respect of which, pursuant to the BCA, no vote of our shareholders is required);

(ii)      a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of us or of any direct or indirect majority-owned subsidiary of ours (other than to any direct or indirect wholly-owned subsidiary or to us) having an aggregate market value equal to 50% or more of either the aggregate market value of all of our assets determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

(iii)     a proposed tender or exchange offer for 50% or more of our outstanding voting stock.

Stockholders Rights Agreement

General

We have adopted a stockholders rights plan. Each of our common shares includes one preferred stock purchase right, referred to in this section of the prospectus entitled "—Stockholder Rights Agreement" as a right, or, collectively, the rights, that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $90.00 per unit, subject to specified adjustments. The rights were issued pursuant to a Stockholders Rights Agreement between us and Computershare Trust Company, N.A., as rights agent. Until a right is exercised, the holder of a right will have no rights to vote or receive dividends or any other stockholder rights.

The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors.

We have summarized the material terms and conditions of the Stockholders Rights Agreement and the rights below. For a complete description of the rights, we encourage you to read the Stockholders Rights Agreement filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012, the terms of which are incorporated by reference herein.

Detachment of the Rights

The rights are attached to all certificates representing our currently outstanding common shares and will attach to all certificates for our common shares we issue before the rights distribution date or the date on which the rights expire (or thereafter, in certain circumstances). The rights will not be exercisable until after the rights distribution date and will expire at the close of business on the tenth anniversary of the closing of our Initial Public Offering, unless we redeem or exchange them earlier as we describe below. The rights will separate from shares of our common shares and a rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:

•	ten days following a public announcement that a person or group of affiliated or associated persons, or an "acquiring person," has acquired or obtained the right to acquire beneficial ownership of 15% or more of the number of our outstanding common shares; or

•	ten business days following the announcement of a tender or exchange offer that would result, if closed, in a person's becoming an acquiring person.

Paragon Shipping, Michael Bodouroglou and any entity controlled by Michael Bodouroglou, and their respective related entities, are excluded from the definition of "acquiring person" for purposes of the distribution of the rights, and therefore their ownership cannot trigger the distribution of the rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of our common shares by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the rights distribution date of some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.

Until the rights distribution date:

•	our common share certificates will evidence the rights, and the rights will be transferable only with those certificates; and

•	any new common shares will be issued with rights and new certificates will contain a notation incorporating the rights agreement by reference.

As soon as practicable after the rights distribution date, the rights agent will mail certificates representing the rights to holders of record of our common shares at the close of business on that date. After the rights distribution date, only separate rights certificates will represent the rights.

We will not issue rights with any common shares we issue after the rights distribution date, except as our board of directors may otherwise determine.

Flip-In Event

A "flip-in event" will occur under the rights agreement when a person becomes an acquiring person, as defined above.

If a flip-in event occurs and we do not redeem the rights as described under the heading "Redemption of Rights" below, each right, other than any right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of stock of the same class of stock in which such right is included, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

When a flip-in event occurs, all rights that are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the rights agreement specifies.

Flip-Over Event

A "flip-over event" will occur under the rights agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction, subject to limited exceptions; or

•	50% or more of our assets or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, other than any right that has become void as we describe under the heading "Flip-In Event" above, will have the right to receive the number of common shares of the acquiring company which has a current market price equal to two times the exercise price of such right.

Anti-Dilution

The number of outstanding rights associated with our common shares is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common shares occurring before the rights distribution date. With some exceptions, the rights agreement does not require us to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also does not require us to issue fractional common shares that are not integral multiples of one one-thousandth of a preferred share and, instead, we may make a cash adjustment based on the market price of the common shares on the last trading date before the date of exercise. The rights agreement reserves to us the right to require before the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights must be exercised so that we will issue only whole shares of stock.

Redemption of Rights

At any time before the close of business on the earlier of the distribution date or the date on which the rights expire, we may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or common shares. The rights are not exercisable and no flip-in event shall occur if timely redeemed by us. The rights will terminate immediately upon ordering the redemption and making the appropriate filing with the rights agent.

Exchange of Rights

We may, at our option, subject to applicable laws, rules and regulations, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one common share per right, subject to specified adjustments at any time after the occurrence of a flip-in event and before any person becoming the beneficial owner of 50% or more of the common shares then outstanding.

Amendment of Terms of Rights

During the time the rights are redeemable, we may amend any of the provisions of the rights agreement in any way without the approval of the rights holders. Once the rights cease to be redeemable, we generally may amend the provisions of the rights agreement without the approval of the rights holders, only as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to make changes that do not materially adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

•	to shorten or lengthen any time period under the rights agreement, except that we cannot lengthen the time period governing redemption or any other time period, unless such lengthening is for the purpose of protecting, clarifying or enhancing the rights and benefits of the rights holders (other than an acquiring person).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  These indentures will be filed either as exhibits to an amendment to this registration statement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the registration statement or a prospectus supplement.  We will refer to any or all of these reports as "subsequent filings."  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures."  Each indenture will be subject to and governed by the Trust Indenture Act.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The following description of the terms of the debt securities sets forth certain general terms and provisions.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture.  Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank in parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture.  These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository.  In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities.  Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security.  Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions.  Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee.  Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository.  We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the SEC. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making "book-entry" changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC's customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the SEC.

The 2015 DTCC Board of Directors is composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC's preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman and chief executive officer, president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co.  The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the debt securities.  DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners.  The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities.  Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date.  The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co.  If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

DTC may discontinue providing its services as securities depository for the debt securities at any time.  Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository.  In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, rights, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$0
FINRA filing fee		$38,000
New York Stock Exchange supplemental listing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent and registrar fees	$	*
Indenture trustee fees and expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

___________________
*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities offered by this prospectus with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Box Ships Inc. (the "Company") incorporated in this Prospectus by reference from the Company's Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on March 23, 2015, have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a substantial doubt over the Company's ability to continue as a going concern). Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Hadjipavlou, Sofianos & Cambanis S.A are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the SEC. You may read and copy any document that we file and obtain copies at prescribed rates from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our filings are also available on our website at http://www.box-ships.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

Information Incorporated by Reference

The SEC allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on March 23, 2015, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	our Form 8-A12B, filed with the SEC on April 8, 2011, registering our common shares, par value $0.01 per share, and our preferred stock purchase rights under Section 12(b) of the Exchange Act, and any amendment filed thereto.

•	our Current Report on Form 6-K, filed with the SEC on April 1, 2015.

•	our Current Report on Form 6-K, filed with the SEC on May 26, 2015, except for the statement of Mr. Michael Bodouroglou, Chairman, President, Chief Executive Officer and Interim Chief Financial Officer of Box Ships Inc.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Box Ships Inc.
15, Karamanli Ave.
Voula, 16673
Athens, Greece
+ (30) (210) 8914 600
Attn: Mrs. Aikaterini Stoupa

Information Provided by the Company

We will furnish holders of common shares with Annual Reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the New York Stock Exchange, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Part II

Information Not Required in the Prospectus

Item 8. Indemnification of Directors and Officers.

The amended and restated bylaws of the registrant provide that every director and officer of the registrant shall be indemnified out of the funds of the registrant against:

(1)	all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director or officer acting in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always that such indemnity shall not extend to any matter which would render it void pursuant to any Marshall Islands statute from time to time in force concerning companies insofar as the same applies to the registrant; and

(2)	all liabilities incurred by him as such director or officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under any Marshall Islands statute from time to time in force concerning companies in which relief from liability is granted to him by the court.

The Marshall Islands Business Corporations Act authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. The amended and restated articles of incorporation and the amended and restated bylaws of the registrant include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

The amended and restated bylaws of the registrant provide that the registrant must indemnify its directors and officers to the fullest extent authorized by law. The registrant is also expressly authorized to advance certain expenses (including attorney's fees and disbursements and court costs) to its directors and offices and carry directors' and officers' insurance providing indemnification for its directors, officers and certain employees for some liabilities. The registrant believes that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in the registrant's amended and restated articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the registrant and its stockholders. In addition, your investment may be adversely affected to the extent the registrant pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of the registrant's directors, officers or employees for which indemnification is sought.

Section 60 of the BCA provides as follows:

Indemnification of directors and officers:

(1)	Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)	Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)	When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)	Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)	Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)	Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9. Exhibits

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference (the "Exhibit Index").

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	– (d) Not applicable.

(e)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)	– (g) Not applicable.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(k)	– (l) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on July 15, 2015.

BOX SHIPS INC.

By:	/s/ Michael Bodouroglou
	Name:	Michael Bodouroglou
	Title:	Chairman, President, Chief Executive Officer and Interim Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Bodouroglou	Chairman, President, Chief Executive Officer and Interim Chief Financial Officer	July 15, 2015
Michael Bodouroglou	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Achilleas Stergiou	Director	July 15, 2015
Achilleas Stergiou

/s/ Dimitar Todorov	Director	July 15, 2015
Dimitar Todorov

/s/ Athanasios Reisopoulos	Director	July 15, 2015
Athanasios Reisopoulos

/s/ A. Joel Walton	Director	July 15, 2015
A. Joel Walton

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative of the registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, on July 15, 2015.

PUGLISI & ASSOCIATES
/s/ Donald J. Puglisi
By: Donald J. Puglisi Title: Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement (for equity securities)*

1.2	Underwriting Agreement (for debt securities)*

4.1	Form of Common Share Certificate of the Company, incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form F-1 (Registration No. 333-173280), filed on April 4, 2011

4.2
Stockholder Rights Agreement between Box Ships Inc. and Computershare Trust Company N.A., dated April 18, 2011, incorporated by reference to Exhibit 4.9 of the Company's Annual Report on Form 20-F for the year ended December 31, 2011, filed on March 16, 2012

4.3	Form of Preferred Share Certificate*

4.4	Form of Warrant Certificate*

4.5	Form of Rights Certificate*

4.6	Form of Senior Debt Securities Indenture**

4.7	Form of Subordinated Debt Securities Indenture**

4.8	Form of Warrant Agreement*

4.9	Form of Purchase Contract*

4.10	Form of Rights Agreement*

4.11	Form of Unit Agreement*

5.1	Opinion of Seward & Kissel LLP, U.S. and Marshall Islands counsel to the Company**

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)**

23.2	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

24	Power of Attorney (contained in signature page)

25.1	T-1 Statement of Eligibility (senior indenture)*

25.2	T-1 Statement of Eligibility (subordinated indenture)*

*
To be filed either as an amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference into this registration statement.

**                   Previously filed.